Exhibit 10.1

GENERAL RELEASE AND NON-DISPARAGEMENT AGREEMENT
THIS GENERAL RELEASE AND NON-DISPARAGEMENT AGREEMENT (the "Agreement") is made as of this 18th day of July, 2014, by and between Alpha Natural Resources Services, LLC (the "Company") and Vaughn R. Groves ("Employee").
WHEREAS, the Employee is currently employed by the Company;
WHEREAS, Employee was designated by the Compensation Committee of the Board of Directors (the "Board") of Alpha Natural Resources, Inc. (“Alpha”) to receive certain severance benefits in the event of a termination of Employee's employment under the circumstances set forth in the Key Employee Separation Plan (the "Plan");
WHEREAS, an express condition of the Employee's entitlement to the payments and benefits under the Plan is the execution without revocation of this Agreement and, following the following the Date of Termination (defined below), his execution without revocation of a General Release substantially in the form attached hereto as Exhibit A (the "Release");
WHEREAS, the Employee and the Company mutually desire to effectuate a full and final general release of all claims and rights the Employee may have against the Company to the fullest extent permitted by law, excepting only those rights and claims that cannot, as a matter of law, be released with this Agreement;
WHEREAS, the Employee and the Company mutually desire to terminate the Employee's employment effective September 1, 2014 ("Date of Termination"); and
WHEREAS, the Company advises the Employee to consult with an attorney before signing this Agreement.
NOW, THEREFORE, IT IS HEREBY AGREED by and between the Employee and the Company as follows:
1.    Effective on the Date of Termination, the Employee's employment with the Company and any of its affiliates and subsidiaries shall terminate and, effective as of such time, the Employee hereby resigns from any and all positions and offices he holds with the Company and/or its subsidiaries and affiliates as of such date.
2.    (a)    The Employee, for and in consideration of the commitments of the Company as set forth in Section 9 of this Agreement and the Plan, and intending to be legally bound, does hereby REMISE, RELEASE AND FOREVER DISCHARGE the Company, its affiliates, predecessors, subsidiaries and parents, and their present or former officers, directors, managers, stockholders, employees, members and agents, and its and their respective successors, assigns, heirs, executors, and administrators and the current and former trustees or administrators of any pension or other benefit plan applicable to the employees or former employees of the Company (collectively, "Releasees") from all causes of action, suits, debts, claims and demands whatsoever in law or in equity, which the Employee ever had, now has, or hereafter may have, whether known or unknown, or which the Employee's heirs, executors, or administrators may have, by reason of any matter, cause or thing whatsoever, from any time prior to the date of this Agreement, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to the Employee's employment relationship with the Company, the terms and conditions of that employment relationship, and the termination of that employment relationship, including, but not limited to, any claims arising under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, and any other claims under any federal, state or local common law, statutory, or regulatory provision, now or hereafter recognized, and any claims for attorneys' fees and costs. This Agreement is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, implied or express contract or discrimination of any sort.
(b)To the fullest extent permitted by law, and subject to the provisions of Section 14 and Section 16 below, the Employee represents and affirms that the Employee has not filed or caused to be filed on the Employee's behalf any charge, complaint or claim for relief against the Company or any Releasee and, to the best of the Employee's knowledge and belief, no outstanding charges, complaints or claims for relief have been filed or asserted against the Company or any Releasee on the Employee's behalf; and the Employee has not reported any improper, unethical or illegal conduct or activities to any supervisor, manager, department head, human resources representative, agent or other representative of the Company or any Releasee, to any member of the Company's or any Releasee's legal or compliance departments, or to the ethics hotline, and has no knowledge of any such improper, unethical or illegal conduct or activities. In the event that there is outstanding any such charge, complaint or claim for relief, Employee agrees to seek its immediate withdrawal and dismissal with prejudice. In the event that for any reason said charge, complaint or claim for relief cannot be immediately withdrawn with prejudice, Employee shall execute such other papers or documents as the Company's counsel determines may be necessary from time to time to have said charge, complaint or claim for relief dismissed with prejudice at the earliest appropriate time. Nothing herein shall prevent Employee from testifying in any cause of action when required to do so by process of law or otherwise from engaging in activities set forth in Section 14. Employee shall promptly inform the Company if called upon to testify on matters relating to the Company.
(c)Employee does not waive any right to file a charge with the Equal Employment Opportunity Commission ("EEOC") or participate in an investigation or proceeding conducted by the EEOC, but explicitly waives any right to file a personal lawsuit or receive monetary damages that the EEOC might recover if said charge results in an EEOC lawsuit against the Company or Releasees.
(d)Employee does not waive the right to challenge the validity of this Agreement as a release of claims arising under the federal Age Discrimination in Employment Act.
(e)Employee does not waive rights or claims that may arise after the date this Agreement is executed.

3.    In consideration of the Company's agreements as set forth in Section 9 herein, the Employee agrees to comply with the limitations set forth in Sections 4 and 5 of this Agreement.
4.    Ownership and Protection of Intellectual Property and Confidential Information.
(a)    All information, ideas, concepts, improvements, innovations, developments, methods, processes, designs, analyses, drawings, reports, discoveries, and inventions, whether patentable or not or reduced to practice, which are conceived, made, developed or acquired by Employee, individually or in conjunction with others, during Employee's employment by, or consulting with, the Company or any of its affiliates, both before and after the date hereof (whether during business hours or otherwise and whether on the Company's premises or otherwise) which relate to the business, products or services of the Company or its affiliates (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customer's organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names, marks, and any copyrightable work, trade mark, trade secret or other intellectual property rights (whether or not composing confidential information, and all writings or materials of any type embodying any of such items (collectively, "Work Product")) shall be the sole and exclusive property of the Company or a Company affiliate, as the case may be, and shall be treated as "work for hire." It is recognized that Employee is an experienced executive in the business of the Company and its affiliates and through several decades of prior work in the industry acquired and retains knowledge, contacts, and information which are not bound by this Section 4.
(b)    Employee shall promptly and fully disclose all Work Product to the Company and shall cooperate and perform all actions reasonably requested by the Company (whether during or after the term of employment) to establish, confirm and protect the Company's and/or its affiliates' right, title and interest in such Work Product. Without limiting the generality of the foregoing, Employee agrees to assist the Company, at the Company's expense, to secure the Company's and its affiliates' rights in the Work Product in any and all countries, including the execution by Employee of all applications and all other instruments and documents which the Company and/or its affiliates shall deem necessary in order to apply for and obtain rights in such Work Product and in order to assign and convey to the Company and/or its affiliates the sole and exclusive right, title and interest in and to such Work Product. If the Company is unable because of Employee's mental or physical incapacity or for any other reason (including Employee's refusal to do so after request therefor is made by the Company) to secure Employee's signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Work Product belonging to or assigned to the Company and/or its affiliates pursuant to Section 4(a) above, then Employee by this Agreement irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agent and attorney-in-fact to act for and in Employee's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents or copyright registrations thereon with the same legal force and effect as if executed by Employee. Employee agrees not to apply for or pursue any application for any United States or foreign patents or copyright registrations covering any Work Product other than pursuant to this Section in circumstances where such patents or copyright registrations are or have been or are required to be assigned to the Company or any of its affiliates.
(c)    Employee acknowledges that the businesses of the Company and its affiliates are highly competitive and that their strategies, methods, books, records, and documents, their technical information concerning their products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning their former, present or prospective customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which the Company and/or its affiliates use in their business to obtain a competitive advantage over their competitors. Employee further acknowledges that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to the Company and its affiliates in maintaining their competitive position. Employee acknowledges that by reason of Employee's duties to, and association with, the Company and its affiliates, Employee has had and will have access to, and has and will become informed of, confidential business information which is a competitive asset of the Company and its affiliates. Employee hereby agrees that Employee will not, at any time during or after his employment by the Company, make any unauthorized disclosure of any confidential business information or trade secrets of the Company or its affiliates, or make any use thereof, except in the carrying out of his employment responsibilities hereunder. Employee shall take all necessary and appropriate steps to safeguard confidential business information and protect it against disclosure, misappropriation, misuse, loss and theft. Confidential business information shall not include information in the public domain (but only if the same becomes part of the public domain through a means other than a disclosure prohibited hereunder). The above notwithstanding, a disclosure shall not be unauthorized if (i) it is required by law or by a court of competent jurisdiction or (ii) it is in connection with any judicial, arbitration, dispute resolution or other legal proceeding in which the Employee's legal rights and obligations as an employee or under this Agreement are at issue; provided, however, that the Employee shall, to the extent practicable and lawful in any such events, give prior notice to the Company of his intent to disclose any such confidential business information in such context so as to allow the Company or its affiliates an opportunity (which Employee will not oppose) to obtain such protective orders or similar relief with respect thereto as may be deemed appropriate. Any information not specifically related to the Company and its affiliates would not be considered confidential to the Company and its affiliates. Nothing herein shall prevent Employee from testifying in any cause of action when required to do so by process of law or otherwise from engaging in activities set forth in Section 2(c) and Section 14 of this Agreement.
(d)    All written materials, records, and other documents made by, or coming into the possession of, Employee during the period of Employee's employment by the Company or thereafter which contain or disclose confidential business information or trade secrets of the Company or its affiliates, or which relate to Employee's Work Product described in Section 4(a) above, shall be and remain the property of the Company, or its affiliates, as the case may be. Upon termination of Employee's employment, for any reason, Employee promptly shall deliver the same, and all copies thereof, to the Company.

5.    Restrictive Covenants.
The Company's obligations to provide the payments and benefits set forth in the Plan shall be expressly conditioned upon the Employee's covenants of confidentiality and not to solicit as provided herein. In the event the Employee breaches his obligations to the Company as provided herein, the Company's obligations to provide the payments and benefits set forth in the Plan shall cease without prejudice to any other remedies that may be available to the Company.
(a)    If the Employee is receiving payments and benefits under the Plan, Employee agrees that, for a period of one year following Employee's Date of Termination (the "Restricted Period"), he will not solicit or induce any person who is or was employed by any of the Company or its affiliates at any time during such term or period (i) to interfere with the activities or businesses of the Company or any of its affiliates or (ii) to discontinue his or her employment with the Company or any of its affiliates.
(b)    If the Employee is receiving payments and benefits under the Plan, during the Restricted Period, Employee will not, directly or indirectly, influence or attempt to influence any customers, distributors or suppliers of the Company or any of its affiliates to divert their business to any competitor of the Company or any of its affiliates or in any way interfere with the relationship between any such customer, distributor or supplier and the Company and/or any of its affiliates (including, without limitation, making any negative statements or communications about the Company and its affiliates).
(c)    During such Restricted Period, Employee will not, directly or indirectly, acquire or attempt to acquire any business in the contiguous United States to which the Company or any of its affiliates, prior to the Employee's Date of Termination, has made an acquisition proposal relating to the possible acquisition of such business by the Company or any of its affiliates, or has planned, discussed or contemplated making such an acquisition proposal (such business, an "Acquisition Target"), or take any action to induce or attempt to induce any Acquisition Target to consummate any acquisition, investment or other similar transaction with any person other than the Company or any of its affiliates.
(d)    Employee understands, agrees, and hereby acknowledges that: (i) the provisions of Sections 5(a) through 5(c) do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company and any of its affiliates; (ii) such provisions contain reasonable limitations as to time, scope of activity, and geographical area to be restrained; and (iii) the consideration provided hereunder, including without limitation, any amounts or benefits provided under the Plan, is sufficient to compensate Employee for the restrictions contained in Sections 5(a) through 5(c) hereof. In consideration of the foregoing and in light of Employee's education, skills and abilities, Employee agrees that he will not assert that, and it should not be considered that, any provisions of Sections 5(a) through 5(c) otherwise are void, voidable or unenforceable or should be voided or held unenforceable. Employee further understands, agrees, and acknowledges that there are legitimate business interests at stake, that breach of Sections 5(a) through 5(c) would harm the Company and any of its affiliates, that the restrictions and restraints contained in Sections 5(a) through 5(c) are reasonable, and that they would not restrict Employee's right to practice law.

(e)    If, at the time of enforcement of Sections 4 or 5 of this Agreement, a court shall hold that the duration, scope, or area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Employee acknowledges that he is a member of the Company's and its affiliates' management group with access to the Company's and its affiliates' confidential business information and his services are unique to the Company and its affiliates. Employee therefore agrees that the remedy at law for any breach by him of any of the covenants and agreements set forth in Sections 4 and 5 will be inadequate and that in the event of any such breach, the Company and its affiliates may, in addition to the other remedies which may be available to them at law, apply to any court of competent jurisdiction to obtain specific performance and/or injunctive relief prohibiting Employee (together with all those persons associated with him) from the breach of such covenants and agreements and to enforce, or prevent any violations of, the provisions of this Agreement. In addition, in the event of a breach or violation by Employee of this Section 5, the Restricted Period set forth in this Section shall be tolled until such breach or violation has been cured.
(f)    Each of the covenants of Sections 4 and 5 are given by Employee as part of the consideration for the benefits to be received by Employee under the Plan and as an inducement to the Company to grant such benefits under the Plan and accept the obligations thereunder.
(g)    Provisions of Section 5 shall not be binding on Employee if the Company fails to perform any material obligation under the Plan, including, without limitation, the failure of the Company to make timely payments of monies due to Employee under Section 4.2 or Section 4.3, as the case may be, of the Plan; provided, that (i) Employee has notified the Company in writing within 30 days of the date of the failure of the Company to perform such material obligation and (ii) such failure remains uncorrected and/or uncontested by the Company for 15 days following the date of such notice.
6.    The Employee further agrees and recognizes that as of the Date of Termination, the Employee will have permanently and irrevocably severed the Employee's employment relationship with the Company, that the Employee shall not seek employment with the Company or any affiliated entity at any time in the future, and that the Company has no obligation to employ him in the future. Employee agrees that if he submits an application for employment with the Company or any affiliated entity, such application may be summarily rejected without consideration and without notice to Employee.
7.    The Employee further agrees that the Employee will not disparage or subvert the Company or any Releasee, or make any statement reflecting negatively on the Company, its affiliated corporations or entities, or any of their officers, directors, managers, members, employees, agents or representatives, including, but not limited to, any matters relating to the operation or management of the Company or any Releasee, the Employee's employment and the termination of the Employee's employment, irrespective of the truthfulness or falsity of such statement. Further, the Company’s executive management will not disparage the Employee or make any statements reflecting negatively on the Employee, or that are detrimental to the reputation or stature of the Employee.
8.    Employee agrees to cooperate fully, subject to reimbursement by the Company of reasonable out-of-pocket costs and expenses, with the Company and its counsel with respect to any matter (including any litigation, investigation or governmental proceeding) which relates to matters with which Employee was involved during Employee's employment with the Company. Such cooperation shall include appearing from time to time at the offices of the Company or the Company's counsel for conferences and interviews and in general providing the officers of the Company and its counsel with the full benefit of Employee's knowledge with respect to any such matter. Employee agrees to render such cooperation in a timely fashion and at such times as may be mutually agreeable to the parties.
9.    In consideration for the Employee's promises as set forth herein, the Company agrees to pay or provide to or for the Employee the payments and benefits described in the Plan, the provisions of which are incorporated herein by reference. Except as set forth in this Agreement, it is expressly agreed and understood that Releasees do not have, and will not have, any obligations to provide the Employee at any time in the future with any payments, benefits or considerations other than those recited in this Section, or those required by law, other than under the terms of any benefit plans which provide benefits or payments to former employees according to their terms; the Indemnification Agreement between the Employee and the Company dated July 31, 2009; and any available D&O insurance coverage that the Company has, or may have, in existence. The payments and benefits described in this Section will be payable after the Date of Termination and following Employee's execution of this Agreement and, following the Date of Termination, the Employee's execution of the Release and the expiration of the revocation period described therein, provided that Employee does not revoke this Agreement or the Release.
10.    The Employee understands and agrees that the payments, benefits and agreements provided in this Agreement are being provided to him in consideration for the Employee's acceptance and execution of, and in reliance upon the Employee's representations in, this Agreement and the Release. The Employee acknowledges that if the Employee had not executed this Agreement containing a release of all claims against the Releasees, including, without limitation, the covenants relating to confidentiality and non-disparagement and if he does not execute the Release after the Date of Termination, the Employee would not have been and will not be entitled to the payments and benefits set forth in the Plan.
11.    The Employee acknowledges and agrees that this Agreement, the Release, and the Plan supersede any other agreement the Employee has with the Company or any Releasee as to the subjects set forth in this Agreement. To the extent Employee has entered into any other enforceable written agreement with the Company or any Releasee that contains provisions that are outside the scope of this Agreement, the Release, and the Plan and are not in direct conflict with the provisions in this Agreement or the Plan, the terms in this Agreement, the Release, and the Plan shall not supersede, but shall be in addition to, any other such agreement. Except as set forth expressly herein, no promises or representations have been made to Employee in connection with the termination of the Employee's employment agreement, if any, or offer letter, if any, with the Company, or the terms of this Agreement, the Release, or the Plan.
12.    The Employee agrees not to disclose the terms of this Agreement, the Release, or the Plan to anyone, except the Employee's spouse, attorney and, as necessary, tax/financial advisor. It is expressly understood that any violation of the confidentiality obligation imposed hereunder constitutes a material breach of this Agreement.
13.    The Employee represents that the Employee does not, without the Company's prior consent, presently have in the Employee's possession any records and business documents, whether on computer or hard copy, and other materials (including but not limited to computer disks and tapes, computer programs and software, office keys, correspondence, files, customer lists, technical information, customer information, pricing information, business strategies and plans, sales records and all copies thereof) (collectively, the "Corporate Records") provided by the Company and/or its predecessors, subsidiaries or affiliates or obtained as a result of the Employee's prior employment with the Company and/or its predecessors, subsidiaries or affiliates, or created by the Employee while employed by or rendering services to the Company and/or its predecessors, subsidiaries or affiliates. The Employee acknowledges that all such Corporate Records are the property of the Company. In addition, the Employee shall promptly return in good condition any and all Company owned equipment or property, including, but not limited to, automobiles, personal data assistants, facsimile machines, copy machines, pagers, credit cards, cellular telephone equipment, business cards, laptops, computers, and any other items requested by the Company. As of the Date of Termination, the Company will make arrangements to remove, terminate or transfer any and all business communication lines including network access, cellular phone, fax line and other business numbers.
14.    Nothing in this Agreement or the Release shall prohibit or restrict the Employee from: (i) making any disclosure of information required or protected by law; (ii) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by, any federal regulatory or law enforcement agency or legislative body, any self-regulatory organization, or the Company's designated legal, compliance or human resources officers; or (iii) filing, testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of any federal, state or municipal law relating to fraud, or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization.
15.    The parties agree and acknowledge that the agreement by the Company described herein, and the settlement and termination of any asserted or unasserted claims against the Releasees, are not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by any of the Releasees to the Employee.
16.    The Employee agrees and recognizes that should the Employee breach any of the obligations or covenants set forth in this Agreement, the Company will have no further obligation to provide the Employee with the consideration set forth herein, and will have the right to seek repayment of all consideration paid up to the time of any such breach to the fullest extent permitted by applicable law. Further, the Employee acknowledges in the event of a breach of this Agreement, Releasees may seek any and all appropriate relief for any such breach, including equitable relief and/or money damages, attorneys' fees and costs. Notwithstanding the foregoing, in the event the Company fails to perform any material obligation under the Plan, including, without limitation, the failure of the Company to make timely payments of monies due to Employee under Section 4.2 or Section 4.3, as the case may be, of the Plan, this Release shall be null and void and Employee shall have the right to pursue any and all appropriate relief for any such failure, including monetary damages, attorneys' fees and costs; provided, that (i) Employee has notified the Company in writing within 30 days of the date of the failure of the Company to perform such material obligation and (ii) such failure remains uncorrected and/or uncontested by the Company for 15 days following the date of such notice.
17.    The Employee further agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as to an equitable accounting of all earnings, profits and other benefits arising from any violations of this Agreement, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.
18.    This Agreement and the Release and the obligations of the parties hereunder shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia.
19.    The parties agree that this Agreement and the Release shall be deemed to have been made and entered into in Bristol, Virginia. Jurisdiction and venue in any proceeding by the Company or Employee to enforce their rights hereunder is specifically limited to any court geographically located in Virginia.
20.    The Employee certifies and acknowledges as follows:
(a)    That the Employee has read the terms of this Agreement, and that the Employee understands its terms and effects, including the fact that the Employee has agreed to RELEASE AND FOREVER DISCHARGE the Releasees from any legal action arising out of the Employee's employment relationship with the Company and the termination of that employment relationship; and
(b)    That the Employee has signed this Agreement voluntarily and knowingly in exchange for the consideration described herein, which the Employee acknowledges is adequate and satisfactory to him and which the Employee acknowledges is in addition to any other benefits to which the Employee is otherwise entitled; and
(c)    That the Company advises the Employee (in writing) to consult with an attorney before signing this Agreement; and
(d)    That the Employee does not waive rights or claims that may arise after the date this Agreement is executed; and
(e)    That the Company has provided Employee with a period of twenty-one (21) days within which to consider this Agreement, and that the Employee has signed on the date indicated below after concluding that this General Release and Non-Disparagement Agreement is satisfactory to Employee; and
(f)    The Employee acknowledges that this Agreement may be revoked by him within seven (7) days after execution, and it shall not become effective until the expiration of such seven (7) day revocation period. In the event of a timely revocation by the Employee, this Agreement will be deemed null and void and the Company will have no obligations hereunder.
[SIGNATURE PAGE FOLLOWS]

Intending to be legally bound hereby, the Employee and the Company executed the foregoing General Release and Non-Disparagement Agreement this 18th day of July, 2014.

/s/ Vaughn R. Groves	Witness:	/s/ Teresa J. Darnell
EMPLOYEE

ALPHA NATURAL RESOURCES
SERVICES, LLC

By:	/s/ Gary W. Banbury	Witness:	/s/ Teresa J. Darnell
Name:	Gary W. Banbury
Title:	EVP - Administration and Support Services

EXHIBIT A

GENERAL RELEASE

This General Release (this "Release") is made as of this 1st day of September, 2014, by and between Alpha Natural Resources Services, LLC (the "Company") and Vaughn R. Groves ("Employee").
WHEREAS, Employee's employment with the Company has terminated as of September 1, 2014; and
WHEREAS, pursuant to the General Release and Non-Disparagement Agreement between the Employee and the Company dated July 18, 2014 (the "Agreement"), the Company has agreed to make certain payments to the Employee and to provide him with certain benefits, subject to the execution of the Agreement and this Release.
NOW THEREFORE, in consideration of these premises and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:
1.    Consideration. Employee acknowledges that: (i) the payments and benefits set forth in the Agreement constitute full settlement of all his rights under the Agreement, (ii) he has no entitlement to any other separation pay or separation benefits from the Company and its subsidiaries and affiliates, and (iii) except as otherwise provided specifically in this Release and the Agreement, the Company and its affiliates and subsidiaries do not and will not have any other liability or obligation to him. Employee further acknowledges that, in the absence of his execution of this Release, the payments and benefits specified in the Agreement would not otherwise be due to him.
2.    Claims. (a)    The Employee, for and in consideration of the commitments of the Company as set forth in Section 9 of the Agreement and the Key Employee Separation Plan, and intending to be legally bound, does hereby REMISE, RELEASE AND FOREVER DISCHARGE the Company, its affiliates, predecessors, subsidiaries and parents, and their present or former officers, directors, managers, stockholders, employees, members and agents, and its and their respective successors, assigns, heirs, executors, and administrators and the current and former trustees or administrators of any pension or other benefit plan applicable to the employees or former employees of the Company (collectively, "Releasees") from all causes of action, suits, debts, claims and demands whatsoever in law or in equity, which the Employee ever had, now has, or hereafter may have, whether known or unknown, or which the Employee's heirs, executors, or administrators may have, by reason of any matter, cause or thing whatsoever, from any time prior to the date of this Release, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to the Employee's employment relationship with the Company, the terms and conditions of that employment relationship, and the termination of that employment relationship, including, but not limited to, any claims arising under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974,

and any other claims under any federal, state or local common law, statutory, or regulatory provision, now or hereafter recognized, and any claims for attorneys' fees and costs. This Agreement is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, implied or express contract or discrimination of any sort.
(b)    To the fullest extent permitted by law, and subject to the provisions of Section 14 and Section 16 of the Agreement, the Employee represents and affirms that the Employee has not filed or caused to be filed on the Employee's behalf any charge, complaint or claim for relief against the Company or any Releasee and, to the best of the Employee's knowledge and belief, no outstanding charges, complaints or claims for relief have been filed or asserted against the Company or any Releasee on the Employee's behalf; and the Employee has not reported any improper, unethical or illegal conduct or activities to any supervisor, manager, department head, human resources representative, agent or other representative of the Company or any Releasee, to any member of the Company's or any Releasee's legal or compliance departments, or to the ethics hotline, and has no knowledge of any such improper, unethical or illegal conduct or activities. In the event that there is outstanding any such charge, complaint or claim for relief, Employee agrees to seek its immediate withdrawal and dismissal with prejudice. In the event that for any reason said charge, complaint or claim for relief cannot be immediately withdrawn with prejudice, Employee shall execute such other papers or documents as the Company's counsel determines may be necessary from time to time to have said charge, complaint or claim for relief dismissed with prejudice at the earliest appropriate time. Nothing herein shall prevent Employee from testifying in any cause of action when required to do so by process of law or otherwise from engaging in activities set forth in Section 14 of the Agreement. Employee shall promptly inform the Company if called upon to testify on matters relating to the Company.
(c)    Employee does not waive any right to file a charge with the Equal Employment Opportunity Commission ("EEOC") or participate in an investigation or proceeding conducted by the EEOC, but explicitly waives any right to file a personal lawsuit or receive monetary damages that the EEOC might recover if said charge results in an EEOC lawsuit against the Company or Releasees.
(d)    Employee does not waive the right to challenge the validity of this Release as a release of claims arising under the federal Age Discrimination in Employment Act.
(e)    Employee does not waive rights or claims that may arise after the date this Release is executed.
3.    Rescission Right. Employee expressly acknowledges and recites that (a) he has read the terms of this Release, and that he understands its terms and effects, including the fact that the Employee has agreed to RELEASE AND FOREVER DISCHARGE the Releasees from any legal action arising out of the Employee's employment relationship with the Company and the termination of that employment relationship; (b) he has signed this Release voluntarily and knowingly in exchange for the consideration described in the Agreement, which the Employee acknowledges is adequate and satisfactory to him and which he acknowledges is in addition to any other benefits to which the Employee is otherwise entitled; (c) the Company advises the Employee (in writing) to consult with an attorney before signing this Release; (d) he does not waive rights or claims that

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may arise after the date this Release is executed; (e) the Company has provided him with a period of twenty-one (21) days within which to consider this Release, and that the Employee has signed on the date indicated below after concluding that this Release is satisfactory to him; and (f) this Release may be revoked by him within seven (7) days after execution, and it shall not become effective until the expiration of such seven (7) day revocation period. In the event of a timely revocation by the Employee, this Release and the Agreement will be deemed null and void and the Company will have no obligations hereunder.
4.    No Admission of Liability. Employee agrees and acknowledges that the agreement by the Company described in this Release and in the Agreement, and the settlement and termination of any asserted or unasserted claims against the Releasees, are not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by any of the Releasees to the Employee.
IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed the foregoing General Release this 1st day of September, 2014.

Witness:
EMPLOYEE
ALPHA NATURAL RESOURCES
SERVICES, LLC

By:	Witness:
Name:
Title:

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